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                                                                   EXHIBIT 23.01







                   REPORT ON FINANCIAL STATEMENT SCHEDULE AND
                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Electronic Arts, Inc.:


The audits referred to in our report dated April 21, 1995, included the related financial statement schedule for each of the years in the three-year period ended March 31, 1995, included in the Company's Annual Report on Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the Registration Statements (Nos. 33-66836, 33-55212, 33-53302, 33-41955, and 33-82166) on Form S-8 of our
reports included herein.



                                        KPMG Peat Marwick LLP
Palo Alto, California
June 28, 1995